Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENT, that the person whose signature appears below constitutes and appoints John Min, Senior Vice President and Chief Legal Officer of Kellanova, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, with full power to act alone, to sign the Registration Statement on Form S-3 of Kellanova to be filed with the Securities and Exchange Commission and any and all amendments to such registration statement (including any post-effective amendment and any registration statement to be filed with the Securities and Exchange Commission pursuant to Rule 462(b)), and to file the same, with all exhibits thereto and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent, full power and authority to do and perform any and all acts and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney on this 26th day of April, 2024.

/s/ Stephanie A. Burns Stephanie A. Burns	/s/ Carter A. Cast Carter A. Cast

/s/ Roderick D. Gillum Roderick D. Gillum	/s/ Zachary Gund Zachary Gund

/s/ Donald R. Knauss Donald R. Knauss	/s/ Mary A. Laschinger Mary A. Laschinger

/s/ Erica L Mann Erica L. Mann	/s/ La June Montgomery Tabron La June Montgomery Tabron

/s/ J. Michael Schlotman J. Michael Schlotman	/s/ Carolyn Tastad Carolyn Tastad